UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2007

EN2GO International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-50480	98-0389557
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4128 Colfax Avenue
Studio City, California
91604
(Address of principal executive offices)

(818) 985 2417
(Issuer’s telephone number)

Medusa Style Corporation
(Issuer’s former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

__________________________________________________________________

TABLE OF CONTENTS

ITEM 1.01	Entry Into a Material Definitive Agreement

4.01

Change In Company’s Certifying Accountant

SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November __, 2007, the Board of Directors of En2Go International, Inc. (the "Corporation") adopted, subject to shareholder approval, the 2007 Stock Plan (the "2007 Plan").

Under the 2007 Plan, 7,500,000 shares of common stock of the Corporation, subject to adjustment for stock splits, recapitalizations and similar events, will be available for use. The shares are to be made available from authorized but unissued shares of common stock or treasury stock. Pursuant to the terms of the 2007 Plan, any employee of the Corporation (including officers and directors who are also employees), or of any of its subsidiaries, is eligible to participate in the 2007 Plan. The selection of individuals eligible to participate is within the discretion of the Board of Directors.

The 2007 Plan will be administered by the Board of Directors. The Board has general authority to administer the plan, including the authority to determine the form of the option agreements to be used under the plan, and the terms and conditions to be included in such option agreements.

The 2007 Plan provides for the grant of stock options that are intended to qualify as "incentive stock options" under Section 422 of the U.S. Internal Revenue Code of 1986, as amended ("ISOs"), or "non-statutory stock options" ("NSOs"). The Board will designate in its discretion those employees of the Corporation (including officers and directors who are also employees) and its subsidiaries who may participate in the 2007 Plan.

Under the 2007 Plan, upon the occurrence of certain "change of control" transactions involving the Corporation, all options then outstanding under the 2007 Plan become immediately exercisable.

Immediately upon adoption of the Plan, the disinterested members of the Board of Directors approved the grant of 1,000,000 options to each of Paul E. Fishkin and Tolga Katas.

ITEM 4.01 CHANGE IN THE REGISTRANT’S CERTIFYING ACCOUNTANT

Vellmer Chang audited the financial statements of En2Go International, Inc, formerly known as Medusa Style Corporation, a Nevada corporation, through the May 31, 2007 quarterly report. On November 9, 2007, the Board of Directors of the Company determined that a new auditor firm would be in the best interest of the Company because of the new location of the Company.

The audit reports of the prior audit company did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the prior audits, there were no disagreements between us and the prior accounting firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to our prior auditor’s satisfaction, would have caused our prior auditors to make reference in connection with its opinion to the subject matter of the disagreement.

On November 5, 2007, the Company signed an engagement letter with CHISHOLM, BIERWOLF & NILSON LLC to be effective upon termination from the prior accountants.  The new auditors agreed to act independently and did not agree to prepare any specific opinions as part of the engagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EN2GO INTERNATIONAL, INC> By: /s/ PAUL FISHKIN _______________________________________ Paul Fishkin President, Chief Executive and Chief Financial Officer

Dated: November 12, 2007

Exhibit 4.1:

2007 Stock Plan

Exhibit 99.1:

Auditor Engagement Letter

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